Exhibit 5.4

Linklaters LLP One Silk Street London EC2Y 8HQ Telephone (+44) 20 7456 2000 Facsimile (+44) 20 7456 2222 DX Box Number 10 CDE

To: Lloyds TSB Bank plc 25 Gresham Street London EC2V 7HN
22 December 2010

Our Ref	CJXW/DM/L-186002

Dear Sirs

Update of the Lloyds Banking Group plc shelf registration statement filed with the United States Securities and Exchange Commission (“SEC”) on 22 December 2010 (the “Programme”)

1	We have acted as English legal advisers to Lloyds TSB Bank plc (the “Bank”) in connection with the update in December 2010 of the Programme and have taken instructions solely from the Bank.

2
This opinion is limited to English law as applied by the English courts and is given on the basis that it will be governed by and construed in accordance with English law. In particular, we express no opinion herein with regard to any system of law (including, for the avoidance of doubt, Scots law, the federal laws of the United States of America and the laws of the State of New York) other than the laws of England as currently applied by the English courts.

3	For the purpose of this opinion we have examined the documents listed and, where appropriate, defined in the Schedule to this opinion.

4	We have assumed that:

4.1	(except in the case of the Bank) all relevant documents are within the capacity and powers of, and (other than the Debt Securities) have been validly authorised by, each party;

4.2	each issue of Debt Securities by the Bank will be validly authorised by the Bank;

4.3	(in the case of each party) all relevant documents have been or (in the case of the Debt Securities) will be validly executed and delivered by the relevant party;

4.4
each of the documents which are the subject of this opinion is valid and binding on each party under the law to which it is expressed to be subject where that is not English law and that words and phrases used in those documents have the same meaning and effect as they would if those documents were governed by English law; and

4.5
no application will be made to the Financial Services Authority (the “FSA”) in its capacity as competent authority under Part VI of the Financial Services and Markets Act 2000 (the “FSMA”) for the Debt Securities to be admitted to the Official List of the UK Listing Authority or to the

This communication is confidential and may be privileged or otherwise protected by work product immunity.

Linklaters LLP is a limited liability partnership registered in England and Wales with registered number OC326345. It is a law firm regulated by the Solicitors Regulation Authority. The term partner in relation to Linklaters LLP is used to refer to a member of Linklaters LLP or an employee or consultant of Linklaters LLP or any of its affiliated firms or entities with equivalent standing and qualifications. A list of the names of the members of Linklaters LLP together with a list of those non-members who are designated as partners and their professional qualifications is open to inspection at its registered office, One Silk Street, London EC2Y 8HQ or on www.linklaters.com and such persons are either solicitors, registered foreign lawyers or European lawyers.

Please refer to www.linklaters.com/regulation for important information on our regulatory position.

London Stock Exchange plc for the Debt Securities to be admitted to any of its markets for listed securities and no public offer is made by the Bank (or any person acting on its behalf) in the United Kingdom, other than in the circumstances set out in Section 86 of the FSMA.

5	References in this opinion to:

5.1	the “Programme Documents” are to the Registration Statement, the Senior Indenture and the Subordinated Indenture (together with the Senior Indenture, the “Indentures”);

5.2	the “Debt Securities” are to the Debt Securities which may be issued under the Programme; and

5.3	a “public offer” are to an offer of transferable securities to the public as defined in Section 102B of the FSMA.

6
Based on the documents referred to, and assumptions made, in paragraphs 3 and 4 above and subject to the qualifications in paragraph 8 below and to any matters not disclosed to us, we are of the following opinion:

6.1	The Bank is a company incorporated in England under the Companies Acts 1862 and 1985.

6.2
The Bank has corporate power to enter into and to perform its obligations under the Programme Documents and the Debt Securities and has taken all necessary corporate action to authorise its execution, delivery and performance of the Programme Documents.

6.3
Save for the authorisation of each issue of Debt Securities required in accordance with the Minutes, the Bank has taken all necessary corporate action to authorise its execution, delivery and performance of the Debt Securities.

6.4
The subordination provisions contained in the Subordinated Debt Securities and Sections 2.01 and 12.01 of the Subordinated Indenture, insofar as they relate to the Bank constitute legal, valid, binding and enforceable obligations of the Bank.

7
The term “enforceable” as used above means that the obligations assumed by the relevant party under the relevant document are of a type which the English courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

7.1	Enforcement may be limited by (a) bankruptcy, insolvency and liquidation, (b) reorganisation and (c) laws of general application relating to or affecting the rights of creditors.

7.2	Enforcement may be limited by general principles of equity - for example, equitable remedies may not be available where damages are considered to be an adequate remedy.

7.3	Claims may become barred under the Limitation Act 1980 or may be or become subject to set-off or counterclaim.

7.4
If the performance of the payment obligations of the Bank under any Debt Securities (or under the Indentures in respect of such Debt Securities) in respect of which the subscription moneys, interest and principal are not all payable in the same currency is contrary to the exchange control regulations of any country in whose currency such amounts are payable, those obligations may be unenforceable in England by reason of Section 2(b) of Article VIII of the International Monetary Fund Agreement and the Bretton Woods Agreements Order in Council 1946.

8	This opinion is subject to the following:

8.1
It should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement, or that no material facts have been omitted from it.

8.2	We express no opinion as to compliance or otherwise with the limitation on the maximum aggregate nominal amount of the Debt Securities which may be issued under the Programme.

8.3	To the extent it relates to United Kingdom stamp duties any undertaking or indemnity given by the Bank may be void under Section 117 of the Stamp Act 1891.

8.4
A certificate, determination, notification, minute or opinion might be held by the English courts not to be conclusive if it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error despite any provision in any document to the contrary.

8.5	An English court may, or may be required to, stay proceedings or decline jurisdiction in certain circumstances - for example, if proceedings are brought elsewhere.

8.6
The effectiveness of provisions relating to the choice of law to govern non-contractual obligations will be subject, where applicable, to Regulation (EC) No 864/2007 of the European Parliament and of the Council on the law applicable to non-contractual obligations (the “Rome II Regulation”). The effectiveness of such provisions in situations where the Rome II Regulation does not apply is uncertain

8.7
Effect may be given to the overriding mandatory provisions of the law of the country where the obligations arising out of a contract have to be performed, in so far as those provisions render the performance of the contract unlawful. In such circumstances, the relevant obligations may not be enforceable.

8.8
An English court may refuse to give effect to any provision of an agreement which amounts to an indemnity in respect of the costs of unsuccessful litigation brought before an English court or where the court has itself made an order for costs.

8.9	This opinion is subject to the provisions of the Banking Act 2009 and any secondary legislation, instruments and orders made, or which may be made, under it.

9
This opinion is given on the basis that there will be no amendment to or termination or replacement of the documents, authorisations, consents and opinions referred to in the Schedule to this opinion and on the basis of English law in force as at the date of this opinion. This opinion is also given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in English law after the date of this opinion.

10
This opinion is addressed to you solely for your benefit in connection with the update of the Programme. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent.

11
We hereby consent to the filing of this opinion as an exhibit to, and the reference to us made under the headings “Legal Opinions” and “Enforcement of Civil Liabilities” in the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required within section 7 of the Securities Act or the rules and regulations of SEC thereunder.

Yours faithfully

/s/ Linklaters LLP

SCHEDULE

1	A certified copy of the Memorandum and Articles of Association of the Bank.

2
A certified extract from the minutes of the meeting of the Board of Directors of the Bank held on 17 December 2010 (the “Minutes”) and an authorisation memorandum from the Group Corporate Treasury to the Group Finance Director dated 17 December 2010 and signed by the Group Finance Director on 17 December 2010.

3	Registration Statement dated 22 December 2010 including the form of prospectus relating to the Programme (the “Registration Statement”).

4
Senior Debt Securities Indenture filed with SEC on 22 December 2010 as an exhibit to the Registration Statement (the “Senior Indenture”) between Lloyds Banking Group plc (the “Company”), the Bank and The Bank of New York Mellon (the “Trustee”) relating to the Programme.

5
Subordinated Debt Securities Indenture filed with SEC on 22 December 2010 as an exhibit to the Registration Statement (the “Subordinated Indenture”) between the Company, the Bank and the Trustee relating to the Programme.

6	Copies of the opinions dated 22 December 2010 of Davis Polk & Wardwell LLP, US Counsel to the Bank and the Company, and Dundas & Wilson CS LLP, Scottish Counsel to the Company.